Exhibit 10.18.2

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
FRANCHISE GROUP NEW HOLDCO, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 1, 2020, of Franchise Group New Holdco, LLC, a Delaware limited liability Company (the “Company”), is entered into by Franchise Group, Inc., a Delaware corporation, as sole member of the Company (the “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (as amended from time to time, the “Act”).

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on July 2, 2019;

WHEREAS, the Company initially entered into a Limited Liability Company Agreement of the Company, dated as of July 2, 2019 (the “Original LLC Agreement”), with Liberty Tax, Inc., a Delaware corporation (n/k/a Franchise Group, Inc.), as the sole member of the Company;

WHEREAS, the Company subsequently entered into the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 10, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Prior LLC Agreement”), to reflect the admission of new members of the Company;

WHEREAS, in accordance with the Prior LLC Agreement, the Company has redeemed all of the limited liability company interest held by certain members of the Company resulting in the Member being the sole member of the Company;

WHEREAS, the Member desires to enter into this Agreement to amend and restate the Prior LLC Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member, intending to be legally bound, hereby agrees as follows:

ARTICLE I
Definitions

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

ARTICLE II
General

Section 2.1 Company Name. The name of the Company is “Franchise Group New Holdco, LLC.” The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Member.

Section 2.2 Registered Agent. The Company shall maintain a registered office in the State of Delaware, and the name and address of the Company’s registered agent in the State of Delaware shall be Corporate Creations Network Inc., 3411 Silverside Road, Tatnall Building, Suite 104, Wilmington, Delaware 19810.

Section 2.3 Principal Office. The principal office of the Company shall be located at such location as may hereafter be determined by the Member.

Section 2.4 Purpose and Powers. The purpose of the Company is to engage in any activity for which limited liability companies may be organized in the State of Delaware. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

Section 2.5 Business Transactions of a Member with the Company. In accordance with the Act, the Member may transact business with the Company and, subject to applicable law and this Agreement, shall have the same rights and obligations with respect to any such matter as a person who is not a member.

Section 2.6 Fiscal Year. The Company’s fiscal year shall end on the Saturday closest to December 31 of each year, until otherwise determined by the Member.

Section 2.7 Term. The term of the Company shall continue in perpetuity until the Company is dissolved in accordance with the provisions of this Agreement and the Act.

Section 2.8 Effective Date. This Agreement shall be effective as of the date first mentioned above time.

ARTICLE III
Member(s)

Section 3.1 Admission of Member(s).

(a)    The Member previously was admitted as a member and hereby continues as the sole member of the Company owning all of the Interest (as hereinafter defined) in the Company as of the date hereof.

(b)    Additional members may only be admitted to the Company upon the consent of all members, which consent may be evidenced by, among other things, the execution of an amendment to or an amendment and restatement of this Agreement. Notwithstanding anything to the contrary herein, any assignee or transferee resulting from the foreclosure or other exercise of remedies in connection with a pledge or hypothecation by Member of all or any part of its membership interest in connection with a credit facility shall be automatically admitted as a Member and admitted to all of the rights of the Member who has assigned the interest without the need for further consent, written consent, amendment to or an amendment and restatement of this Agreement, or any other action by any other person, the Company, or Member.

Section 3.2 Interest.

(a)    The Company shall be authorized to issue a single class of Limited Liability Company Interest (as defined in the Act, the “Interest”) that shall not be certificated, and shall include any and all benefits to which the holder of such Interest may be entitled in this Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement.

(b)    In the event that there is more than one member, each member’s Interest in the Company shall be expressed as a percentage equal to the ratio on any date of such member’s capital contributions on such date to the aggregate capital contributions of all members on such date, (as to any member, his or its “Percentage Interest”). In the event there shall only be one member, its “Percentage Interest” shall be 100% for purposes of this Agreement.

Section 3.3 Liability of the Member.

(a)    All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

(b)    Except as otherwise expressly required by law, a member shall not have any liability in excess of (i) the amount of its aggregate capital contributions to the Company; (ii) its share of any assets and undistributed profits of the Company; (iii) its obligation to make other payments, if any, expressly provided for in this Agreement or any amendment hereto; and (iv) the amount of any distributions wrongfully distributed to it.

Section 3.4 Access to and Confidentiality of Information; Records.

(a)    The Member shall have the right to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member’s interest as a member of the Company, the documents and other information described in the Act.

(b)    Any demand by the Member pursuant to this Section 3.4 shall be in writing and shall state the purpose of such demand.

Section 3.5 Meetings of the Member. Meetings of the Member shall be held at such places and at such times as the Member may from time to time determine.

Section 3.6 Action Without Meeting. Any action that the Member of the Company could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be executed, before or after such action, by the Member. The consent(s) shall be delivered to the Company for filing with the Company’s records.

Section 3.7 Withdrawals and Removals of Member(s). No Member may resign, withdraw or be removed as a member of the Company without the written consent of the Member(s).

ARTICLE IV
Management

Section 4.1 General. Except as specifically set forth herein, the business and affairs of the Company shall be managed by and under the direction of the Member, or, if additional members are admitted, the members, who shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. The Member or members shall serve without compensation from the Company, and the Member or members shall bear the cost of participation in meetings and other activities of the Company.

Section 4.2 Officers. The Member may from time to time designate officers of the Company and delegate to such officers such authority and duties as the Member may deem advisable in its sole and absolute discretion. Unless the Member decides otherwise, if the title assigned to any officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 4.2 may be revoked at any time by the Member.

Section 4.3 Expenses. Except as otherwise provided in this Agreement or prohibited by law, the Company shall be responsible for and shall pay all expenses out of funds of the Company determined by the Member to be available for such purpose, provided that such expenses are those of the Company or are otherwise incurred by the Member in connection with this Agreement, including, without limitation:

(a)    all expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement or in connection with the holding of any meetings of the Member;

(b)    all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

(c)    all expenses for indemnity or contribution payable by the Company to any person;

(d)    all expenses incurred in connection with the collection of amounts due to the Company from any person;

(e)    all expenses incurred in connection with the preparation of amendments to this Agreement; and

(f)    all expenses incurred in connection with the liquidation, dissolution and winding up of the Company.

ARTICLE V
Finance

Section 5.1 Capital Contributions. The Member shall not be obligated to make a contribution to the capital of the Company in connection with the execution of this Agreement. The Member may make one or more contributions to the capital of the Company at such times and in such amounts as are determined by the Member in its sole, absolute and unfettered discretion.

Section 5.2 Allocation of Profits and Losses. Net losses and net profits of the Company shall be allocated one hundred percent (100%) to the Member.

Section 5.3 Distributions of Cash Flow. Distributions of cash flow shall be made to the Member at such times and in such amounts as are determined by the Member in its sole, absolute and unfettered discretion. Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE VI
Distribution

Section 6.1 Distribution in Kind. Notwithstanding the provisions of the Act, the Member may be compelled to accept distributions in-kind from the Company.

ARTICLE VII
Assignment of Limited Liability Company Interest

Section 7.1 Transfer of Interest. The Member may freely transfer or encumber its interest in the Company. Any transferee shall be admitted into the Company as a substituted member upon the written consent of the Member, which it may grant or withhold in its sole, absolute and unfettered discretion, and any such transferee’s execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Notwithstanding anything to the contrary herein, any successor or assignee of the assigning Member resulting from the foreclosure or other exercise of remedies with respect to the membership interest in connection with any pledge or hypothecation by Member of all or any part of its membership interest in connection with a credit facility shall automatically be admitted as a member and have all the rights and powers of the assigning Member under this Agreement, including, without limitation, all economic rights, voting rights, and control rights, and applicable law, in each case, without the need for further consents, written consent, amendment to or amendment and restatement of this Agreement, or any other actions of any other person, the Company, or Member.

ARTICLE VIII
Dissolution

Section 8.1 Dissolution. The admission of one (1) or more additional members shall not dissolve the Company. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) at any time there are no members of the Company, unless the Company is continued without dissolution in accordance with the Act, (b) the election of the Member or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act, in each case, solely to the extent not in violation of the terms of the documentation governing any credit facility pursuant to which the Member has made any pledge or hypothecation of all or part of its membership interest; provided, that, for the avoidance of doubt, (i) the Company shall not dissolve upon the bankruptcy or insolvency of the Member or any other member or assignee who becomes a member, and (ii) the Member or any assignee who becomes a member of the Company, shall not cease to be a member of the Company upon the occurrence of an assignment for the benefit of creditors, a voluntary or involuntary bankruptcy, an appointment of receiver, trustee, or liquidator, or any other insolvency proceeding, with respect to the Member or such other member, and shall continue to be a member of the Company until such time as the Member’s or such other member’s limited liability company interests are effectively assigned or transferred.

Section 8.2 Bankruptcy. The bankruptcy or insolvency of the Member, or the occurrence of any event listed in Section 18-304 of the Act, shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. For this purpose, “bankruptcy” has the definition ascribed to it in the Act.

Section 8.3 Application of Assets. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

ARTICLE IX
Tax Characterization

Section 9.1 Tax Treatment. Until such time as the Company shall have more than one member, it is the intention of the Member that the Company be disregarded for federal and all relevant state income tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. In the event that that the Company shall have more than one member, it is the intention of the members that the Company be taxed as a partnership for federal and all relevant state tax purposes. All provisions of the Company’s Certificate of Formation and this Agreement are to be construed so as to preserve that tax status. The Company shall timely make all necessary elections and filings for federal, state, and local tax purposes to accomplish the foregoing objective.

Section 9.2 Company Tax Returns. The Member shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Member may, in its sole discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that it deems necessary or advisable.

ARTICLE X
Exculpation and Indemnification

Section 10.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, no member, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative, manager or agent of the Company or any of its affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other person bound by this Agreement for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Section 10.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

ARTICLE XI
Miscellaneous

Section 11.1 Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

Section 11.2 Successors; Counterparts. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs, assigns and legal successors, or nominees or representatives of the Member and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

Section 1.3 Governing Law. This Agreement (and all of the rights and remedies hereunder) shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles).

Section 11.4 Severability of Provisions. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 11.5 Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

Section 11.6 Filings. The Member shall, as an “authorized person” within the meaning of the Act, prepare or cause to be prepared any documents required to be filed and recorded under the Act, and the Member shall promptly cause each such document required to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the Company’s conduct of its business from time to time. The execution, delivery and filing of the Certificate of Formation of the Company by the person who so executed, delivered and filed such Certificate of Formation, as an “authorized person” of the Company within the meaning of the Act, is hereby ratified, approved and confirmed in all respects.
Section 1.Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

Section 2.Further Assurances. The Member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.
Section 3.No Third-Party Beneficiary. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Member and the other Indemnified Parties, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party; it being understood there are no third-party beneficiaries of this Agreement.
Section 4.Books and Records; Accounting. The Member shall keep or cause to be kept at the address of the Company (or at such other place as the Member shall determine in its discretion) true and full books and records regarding the status of the business and financial condition of the Company.

[Signature Page to Follow]
IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, has caused this Agreement to be executed by its duly authorized officer as of the date first set forth above.
MEMBER:

FRANCHISE GROUP, INC.,
a Delaware corporation

By: /s/ Andrew Kaminsky
Name:    Andrew Kaminsky
Title:    Chief Administrative Officer and Executive Vice President